Exhibit 10.41

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Third Amendment”) is made as of January 26, 2011, by and between ARE-TECHNOLOGY CENTER SSF, LLC, a Delaware limited liability company (“Landlord”), and DIADEXUS, INC., a Delaware corporation and successor-by-merger to diaDexus, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord, as successor-in-interest to Trammel Crow Northern California Development, Inc., a Delaware corporation, and Tenant, as successor-in-interest to Virologic, Inc., a California corporation, are parties to that certain Lease dated November 23, 1999 (the “Original Lease”), as amended by that First Amendment to Lease Agreement dated as of February     , 2000 (the “First Amendment”), and as further amended by that certain Consent to Assignment and Modification of Lease dated as of June 1, 2002 (the “Consent”, together with the Original Lease and the First Amendment, the “Existing Lease”, and, together with this Third Amendment, the “Amended Lease”). Pursuant to the Existing Lease, Tenant leases certain premises consisting of approximately 53,980 square feet in a building more specifically known as 343 Oyster Point Boulevard, South San Francisco, California, as more particularly described on Exhibit A-2 to the Original Lease (the “Premises”). Capitalized terms used herein without definition shall have the meanings defined for such terms in the Existing Lease.

B. The Term of the Existing Lease is scheduled to expire on June 30, 2011.

C. Tenant has entered into a lease agreement with another landlord pursuant to which Tenant has leased approximately 65,000 rentable square feet at 349 Oyster Point Boulevard, South San Francisco, California (“Other Lease”), which Tenant shall not occupy until the Amended Lease expires.

D. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Existing Lease to, among other things, extend the Term.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Extended Term. Landlord and Tenant agree to extend the Term of the Existing Lease with respect to the Premises until January 1, 2012 (“Expiration Date”).

2.	Base Rent. Notwithstanding anything to the contrary contained in the Existing Lease, commencing on January 1, 2011 and continuing through the Expiration Date, Base Rent for the Premises shall be $73,248.92 per month. If Tenant paid Base Rent in excess of such amount for the month of January 2011 prior to the date of this Third Amendment, any such excess shall be applied to Base Rent due for February 2011.

3.	Basic Operating Costs. Tenant shall continue paying Basic Operating Costs as provided under the Existing Lease through June 30, 2011. Commencing on July 1, 2011, those items and services listed on Exhibit A attached hereto shall be excluded from the Basic Operating Costs payable by Tenant with respect to the Premises.

Also, Landlord shall reimburse Tenant $19,500 each month for the months of May 2011 and June 2011 only for Basic Operating Costs paid by Tenant for the Premises (each, a “Reimbursement Payment”). Landlord shall deliver the first Reimbursement Payment to Tenant on or before June 30, 2011, and shall deliver the second Reimbursement to payment to Tenant on or before July 31, 2011.

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4.	Extension Right. Section 37.C. of the Existing Lease is hereby deleted in its entirety and Tenant shall have no further right to extend the Term of the Amended Lease.

5.	Surrender. Notwithstanding anything to the contrary contained in Section 12 of the Original Lease, Tenant shall have no obligation to restore any Alterations currently existing in the Premises as of the date of this Third Amendment at the expiration or earlier termination of the Term.

6.	Brokers. Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the brokers, if any, named in this Third Amendment, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.

7.	Miscellaneous.

a. This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Third Amendment attached thereto.

d. Except as amended and/or modified by this Third Amendment, the Existing Lease is hereby ratified and confirmed and all other terms of the Existing Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Existing Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Existing Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

LANDLORD:	ARE-TECHNOLOGY CENTER SSF, LLC,
a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP.,
a Maryland Corporation,
general partner

			By:	/s/ Eric S. Johnson
			Its:	Vice President, Real Estate Legal Affairs

TENANT:	DIADEXUS, INC.,
a Delaware corporation (successor-by-merger to diaDexus, LLC, a Delaware limited liability company)

	By:	/s/ David Foster
	Name:	David Foster
	Title:	EVP, CFO

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EXHIBIT A

Items to be Excluded from Basic Operating Costs Commencing July 1, 2011

Annual Statement of Estimated Operating Expenses

Year 2011

This is an estimate of Projected Estimated Expenses, as required by the Lease, and not a summary of your 2011 Rent obligation.

Please note your TOTAL monthly Rent may include additional charges for mgmt. fee, amortized cap, improvement charges, etc if applicable.

diaDexus Inc.

343 Oyster Point Blvd.

South San Francisco, CA

	Sqft	Prorata
Premises	53,980	100% of Project, 100% of Building
Project	53,980
Building	53,980

Estimated
Project Itemized Operating Expenses	Expenses/Yr.
Maintenance Engineering Payroll	$32,100
Real Estate Taxes	133,782
Property Insurance	54,324
Utilities (irrigation water, site lights)	4,640
Contracted Services (1)	14,660
Misc. Repairs and Maintenance	42,470
Administrative (2)	1,380

Subtotal Op.Ex. (CAM):	$283,356

diaDexus prorate share based on Premises	$283,356

2011 CAM per month:	$23,613

Notes:

(1)	Contracted services are known recurring vendor contract charges (i.e. landscaping, etc.
(2)	Administration costs include fees such as misc. engineering business expenses.